EXHIBIT 21. McDONALD’S CORPORATION SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary (State or Country of Incorporation)

Domestic Subsidiaries

Franchise Realty Investment Trust – Illinois (Maryland)

McDonald’s Deutschland, Inc. (Delaware)

McDonald’s Development Italy, Inc. (Delaware)

McDonald’s International Property Company, Ltd. (Delaware)

McDonald’s Real Estate Company (Delaware)

McDonald’s Restaurant Operations Inc. (Delaware)

McDonald’s Sistemas de Espana, Inc. (Delaware)

McDonald’s System of France Inc. (Delaware)

McDonald’s USA, LLC (Delaware)

Foreign Subsidiaries

Anhui McDonald’s (Restaurants Food) Co., Ltd. (People’s Republic of China)

Dalian McDonald’s Restaurants Food Company Limited (People’s Republic of China)

Dong Guan Maihua Food Company Limited (People’s Republic of China)

Dongguan Maichang Food Company Limited (People’s Republic of China)

Guangdong Sanyuan McDonald’s Food Co., Ltd. (People’s Republic of China)

Guangxi McDonald’s Restaurants Food Company Limited (People’s Republic of China)

Henan McDonald’s (Restaurants Food) Company Limited (People’s Republic of China)

Hunan McDonald’s (Restaurants Food) Company Limited (People’s Republic of China)

Klingler Grundstucksverwaltungsgesellschaft m.b.H. (Austria)

MCD Europe Limited (United Kingdom)

McDonald’s (Tianjin) Foods Co. Ltd. (People’s Republic of China)

McDonald’s (Xiamen) Foods Development Co., Ltd. (People’s Republic of China)

McDonald’s Australia Limited (Australia)

McDonald’s Central Europe GmbH (Austria)

McDonald’s France S.A. (France)

McDonald’s Franchise GmbH (Austria)

McDonald’s Gesellschaft m.b.H (Austria)

McDonald’s GmbH (Germany)

McDonald’s Immobilien GmbH (Germany)

McDonald’s Liegenschaftsverwaltung Gesellschaft m.b.H. (Austria)

McDonald’s LLC (Russia)

McDonald’s Lyon Restaurants EURL (France)

McDonald’s Nederland B.V. (Netherlands)

McDonald’s Paris Sud SARL (France)

McDonald’s Real Estate LLP (United Kingdom)

McDonald’s Restaurants (Fuzhou) Food Co. Ltd. (People’s Republic of China)

McDonald’s Restaurants (Hong Kong) Ltd. (Hong Kong)

McDonald’s Restaurants (Shenzhen) Limited (People’s Republic of China)

McDonald’s Restaurants (Wuhan) Foods Company, Ltd. (People’s Republic of China)

McDonald’s Restaurants Limited (United Kingdom)

McDonald’s Restaurants of Canada Limited (Canada)

McDonald’s Suisse Development Sàrl (Switzerland)

McDonald’s Suisse Franchise Sàrl (Switzerland)

McDonald’s Suisse Holding SA (Switzerland)

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McDonald’s Suisse Restaurants Sàrl (Switzerland)

Moscow-McDonald’s (Russia)

Nanjing McDonald’s Restaurants Foods Company Ltd. (People’s Republic of China)

Restaurantes McDonald’s, S.A. (Spain)

Shandong McDonald’s (Restaurants Food) Co., Ltd. (People’s Republic of China)

Shanghai Hualian McDonald’s Co., Ltd. (People’s Republic of China)

Shenyang McDonald’s (Restaurants Food) Company Limited (People’s Republic of China)

Sichuan McDonald’s Restaurants Food Company Ltd. (People’s Republic of China)

Svenska McDonald’s AB (Sweden)

Wuxi McDonald’s Restaurants Food Company Limited (People’s Republic of China)

Zhejiang McDonald’s Restaurants Food Company Limited (People’s Republic of China)

Zhongshan McDonald’s Food Company Limited (People’s Republic of China)

The names of certain subsidiaries have been omitted as follows:

(a)	49 wholly-owned subsidiaries of McDonald’s USA, LLC, each of which operates one or more McDonald’s restaurants within the United States.

(b)	Additional subsidiaries, other than those mentioned in (a), because considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary under the rules of the Securities and Exchange Commission. These include, but are not limited to: McDonald’s APMEA, LLC (Delaware); McDonald’s Europe, Inc. (Delaware); McDonald’s International, LLC (Delaware); McDonald’s Latin America, LLC (Delaware); and other domestic and foreign, direct and indirect subsidiaries of the registrant.

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